UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 7, 2025

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2025 Kopin Corporation (Kopin or the Company) filed an appeal of the $19.7 million judgement against the Company in the matter of Blue Radios Inc. v. Kopin Corporation. The bond was for the amount of $23 million which consisted of the judgement, legal expenses and interest that would accrue over the expected term of the appeal. To post the bond the Company entered into loan agreements (the Agreements) with its bank which provides the bank with a security interest in the $23 million the Company deposited with the bank. The bank then issued a Letter of Credit (LOC) to a surety company who then issued the bond to the court. The Agreement provides for standard representations and warranties and allows the bank to use the $23 million to satisfy the LOC in the event the LOC is called.

Item 9.01	Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of October 2, 2025 by and among the Company, Kopin Targeting Corporation and Rockland Trust Company
10.2	Continuing Reimbursement Agreement for Letters of Credit dated as of October 2, 2025 by and among the Company and Rockland Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: October 10, 2025	/s/ Erich Manz
Erich Manz
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)